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                                  EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Midland Company on Form S-8 of our report dated February 7, 2002, incorporated by reference in the Annual Report on Form 10-K of The Midland Company for the year ended December 31, 2001 ("Form 10-K") and our report dated March 15, 2002 appearing in the Form 10-K.





  /s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Cincinnati, Ohio
November 22, 2002